Exhibit 99.1

GREAT PLAINS ENERGY REPORTS FULL-YEAR AND FOURTH QUARTER RESULTS FOR 2013
Kansas City, Mo. (February 26, 2014) - Great Plains Energy (NYSE: GXP) today announced full-year 2013 earnings of $248.6 million or $1.62 per share of average common stock outstanding, compared with full-year 2012 earnings of $198.3 million or $1.35 per share.

“We continue to see the positive impact from the economy in our service territory, which led to our best customer demand growth in five years,” commented Terry Bassham, chairman and chief executive officer of Great Plains Energy. “Our consistent focus on delivering reliable service to our customers combined with our diligent cost management efforts contributed to solid operational and financial results for the year.”

In 2013, Great Plains Energy was recognized for outstanding operational performance. The Company received the 2013 ReliabilityOne™ Award in the Plains Region, which is awarded to the utility that excels in delivering reliable electric service to its customers. In addition, the Company delivered the best coal fleet equivalent availability factor, during peak months, in more than five years. The Company announced a major step forward in its sustainability strategy in January 2014. By securing an additional 400 megawatts of wind capacity, the Company will increase its renewable supply portfolio to approximately 1,000 megawatts of wind, hydroelectric, landfill gas and solar power.

“Renewable energy, environmental stewardship and a reasonable transition to a cleaner, more diversified generation fleet remain both a short and long-term focus.” Bassham continued.

Today, Great Plains Energy is also announcing its 2014 earnings guidance range of $1.60 - $1.75 per share.

Great Plains Energy Full-Year:

GREAT PLAINS ENERGY INCORPORATED
Consolidated Earnings and Earnings Per Share
Year Ended December 31
(Unaudited)
	Earnings		Earnings per Great
			Plains Energy Share
	2013	2012	2013	2012
	(millions)
Electric Utility	$257.1	$216.6	$1.67	$1.47
Other	(6.9)	(16.7)	(0.04)	(0.11)
Net income	250.2	199.9	1.63	1.36
Preferred dividends	(1.6)	(1.6)	(0.01)	(0.01)
Earnings available for common shareholders	$248.6	$198.3	$1.62	$1.35
On a per-share basis, the primary drivers contributing to the $0.27 increase for the full-year 2013 versus 2012 were the following:

•	An estimated $0.46 from new retail rates;

•	An approximate $0.18 impact from an increase in weather-normalized retail demand;

•
A $0.09 decrease in interest expense primarily resulting from the maturity of $500 million of 11.875 percent senior notes in July 2012, a lower interest rate on refinanced debt that was underlying Great Plains Energy’s Equity Units and an increase in the debt component of Allowance for Funds Used During Construction (AFUDC). The decrease was partially offset by Kansas City Power & Light Company’s (KCP&L) issuance of $300 million of 3.15 percent senior notes in March 2013 and KCP&L Greater Missouri Operations Company’s (GMO) issuance of $350 million of senior notes with a weighted average coupon of 4.15 percent in August 2013; and

•
An estimated $0.03 impact at the Wolf Creek nuclear unit primarily resulting from an unplanned outage during the first quarter of 2012 partially offset by higher operating and maintenance expenses in 2013.

The above factors were partially offset by the following:

•	An estimated impact of $0.20 from less favorable weather driven by a 27 percent decrease in cooling degree days;

•	Approximately a $0.10 decrease in other margin primarily due to increased purchased power and transmission expense;

•	$0.09 from certain regulatory items including pension expense trackers, Missouri Energy Efficiency Investment Act (MEEIA) costs and solar rebates provided to Missouri customers that were deferred as a regulatory asset in the first quarter 2012 with amortization beginning in the first quarter 2013. These items were offset by new retail rates;

•	$0.07 due to an increase in general taxes resulting from higher property taxes; and

•	The results for 2012 included a tax benefit of $0.03 due to the release of uncertain tax positions.
Great Plains Energy Fourth Quarter:

GREAT PLAINS ENERGY INCORPORATED
Consolidated Earnings and Earnings Per Share
Three Months Ended December 31
(Unaudited)
	Earnings		Earnings per Great
			Plains Energy Share
	2013	2012	2013	2012
	(millions)
Electric Utility	$18.6	$6.4	$0.12	$0.04
Other	(1.1)	(1.7)	(0.01)	(0.01)
Net income	17.5	4.7	0.11	0.03
Preferred dividends	(0.4)	(0.4)	—	—
Earnings available for common shareholders	$17.1	$4.3	$0.11	$0.03
On a per-share basis, favorable drivers for the fourth quarter 2013 compared to 2012 included the following:

•	An estimated $0.07 impact from an increase in weather-normalized retail demand;

•	Approximately $0.06 from new retail rates which became effective in January 2013; and

•	About $0.04 from favorable weather driven by a 22 percent increase in heating degree days.
The factors above were partially offset by the following:

•	$0.02 due to an increase in general taxes resulting from higher property taxes;

•	$0.02 from increased operating and maintenance expense at Wolf Creek;

•	About a $0.02 decrease in other margin;

•	Approximately $0.02 from several factors, including depreciation, that was partially offset by an increase in the equity component of AFUDC; and

•	$0.01 from MEEIA costs, which are offset by new retail rates.

Electric Utility Segment Full-Year:
The Electric Utility segment, which includes KCP&L and the regulated utility operations of GMO, generated net income of $257.1 million or $1.67 per share in 2013 compared to $216.6 million or $1.47 per share in 2012.
Key drivers influencing the segment results included the following:

•	A $86.7 million increase in pre-tax gross margin (a non-GAAP financial measure described in Attachment A) mainly due to:

◦	An estimated $111 million primarily from new retail rates;

◦	Approximately $42 million from an increase in weather-normalized retail demand; and

◦	The results for 2012 included an estimated $4 million impact from the unplanned outage at Wolf Creek.
The gross margin factors above were partially offset by the following:

◦
An estimated $47 million due to second quarter and third quarter 2013 weather that had substantially fewer cooling degree days compared to last year partially offset by first and fourth quarter 2013 weather that had an increase in heating degree days; and

◦
Approximately $23 million primarily resulting from increased purchased power and transmission expense. Purchased power expense increased primarily due to increased MWh purchases under new wind generation power purchase agreements, which are included in new retail rates. Transmission expense increased primarily due to Southwest Power Pool base plan funding transmission charges, of which a portion is included in new retail rates;

•	A $39.7 million increase in pre-tax other operating expenses primarily due to the following:

◦
A $22.0 million increase in certain regulatory items including $8.3 million from increased MEEIA costs, $7.6 million from an increase in pension expense trackers and a $6.1 million increase relating to solar rebates provided to Missouri customers that were deferred as a regulatory asset in the first quarter 2012 with amortization beginning in the first quarter of 2013. These increases were offset by new retail rates; and

◦	A $15.3 million increase in general taxes resulting from higher property taxes.
The other operating expense factors above were partially offset by a $2.4 million decrease in Wolf Creek operating and maintenance expense mostly due to the unplanned outage in 2012 partially offset by higher operating and maintenance expenses in 2013;

•
The 2012 results were impacted by a $4.3 million deferral to a regulatory asset for recovery in rates beginning in January 2013 for an organizational realignment and voluntary separation program. The deferral was a result of KCP&L’s rate case order issued in December 2012 by the Kansas Corporation Commission (KCC);

•
A $17.4 million increase in pre-tax depreciation and amortization expense driven by capital additions and higher depreciation rates established in KCP&L’s Kansas rate case which became effective in January 2013;

•
A $21.8 million increase in non-operating income and expense primarily due to a $12.8 million increase in the equity component of AFUDC and $4.2 million of expense in 2012 from the accounting effect of GMO’s rate case order issued in January 2013 by the Missouri Public Service Commission (MPSC);

•	A $6.8 million decrease in pre-tax interest expense primarily driven by a $13.4 million decrease due to the maturity of $500 million of 11.875 percent senior notes in July 2012 and a $6.5 million increase in the debt component of AFUDC. The decrease was partially offset by a $7.5 million increase due to KCP&L’s issuance of senior notes in March 2013, a $5.4 million increase due to GMO’s issuance of senior notes in August 2013 and $3.9 million relating to intercompany loans from Great Plains Energy to GMO; and

•	A $13.4 million increase in income tax expense primarily due to higher pre-tax income.
Overall retail MWh sales in 2013 were in-line with 2012. On a weather-normalized basis, 2013 retail MWh sales increased an estimated 1.4 percent compared to the 2012 period. Compared to normal, the favorable impact from weather was approximately $0.02 per share.
Electric Utility Segment Fourth Quarter:
Quarterly net income for the Electric Utility segment was $18.6 million or $0.12 per share compared to $6.4 million or $0.04 per share in 2012.
Key drivers influencing the segment results included the following:

•	A $38.5 million increase in pre-tax gross margin primarily due to:

◦	Approximately $18 million from an increase in weather-normalized retail demand;

◦	An estimated $15 million from new retail rates; and

◦	Approximately $9 million due to weather in the fourth quarter 2013 that was colder than 2012;

•	A $22.8 million increase in pre-tax other operating expenses primarily due to the following:

◦	A $6.2 million increase in general taxes resulting from higher property taxes;

◦
A $4.7 million increase in certain regulatory items including $2.7 million from increased MEEIA costs, $1.1 million from an increase in pension expense trackers, and $0.9 million of amortization of the regulatory asset for solar rebates provided to Missouri customers. These increases were offset by new retail rates; and

◦	A $4.7 million increase in Wolf Creek operating and maintenance expense;

•	The 2012 results were impacted by a $4.3 million deferral to a regulatory asset for recovery in rates beginning in January 2013 for the organizational realignment and voluntary separation program;

•
A $5.5 million increase in pre-tax depreciation and amortization expense driven by capital additions and higher depreciation rates established in KCP&L’s Kansas rate case which became effective in January 2013;

•
A $11.0 million increase in non-operating income and expense primarily due to a $4.0 million increase in the equity component of AFUDC and $4.2 million of expense in 2012 from the accounting effect of GMO’s rate case order issued in January 2013 by the MPSC; and

•	A $3.9 million increase in income tax expense primarily due to higher pre-tax income.
Overall retail MWh sales were up 6.9 percent in the quarter compared to the fourth quarter 2012 with the increase driven by weather-normalized retail demand and weather. On a weather-normalized basis, retail MWh sales increased an estimated 2.8 percent compared to the fourth quarter 2012. Compared to normal weather, the favorable impact in the fourth quarter 2013 was approximately $0.02 per share.
Other Category Full-Year and Fourth Quarter:
Results for the Other category primarily include unallocated corporate charges, GMO non-regulated operations, noncontrolling interest and preferred dividends. For the full-year 2013, the Other category recorded a loss of $8.5 million or $0.05 per share compared to a loss of $18.3 million or $0.12 per share in 2012.
Key drivers influencing the Other category results in 2013 compared to 2012 included the following:

•
A decrease in after-tax interest expense of $8.1 million as a result of the lower interest rate on the refinanced debt that was underlying the Equity Units and the maturity of Great Plains Energy’s $250 million of 2.75 percent senior notes in August 2013;

•	The results for 2012 included a tax benefit of $4.5 million due to the release of uncertain tax positions related to former GMO non-regulated operations;

•	A $2.3 million increase in after-tax interest income from intercompany loans from Great Plains Energy to GMO; and

•	An after-tax loss of $1.8 million on the sale of real estate in 2012.
For the fourth quarter 2013, the Other category recorded a loss of $1.5 million or $0.01 per share compared to earnings of $2.1 million or $0.01 per share for the same period in 2012.
Great Plains Energy will post its 2013 Form 10-K, as well as supplemental financial information related to the full-year and fourth quarter on its website, www.greatplainsenergy.com.
Earnings Webcast Information:
An earnings conference call and webcast is scheduled for 9:00 a.m. EST Thursday, February 27, 2014, to review the Company’s 2013 full-year and fourth quarter earnings and operating results.
A live audio webcast of the conference call, presentation slides, supplemental financial information, and the earnings press release will be available on the investor relations page of Great Plains Energy’s website at www.greatplainsenergy.com. The webcast will be accessible only in a “listen-only” mode.

The conference call may be accessible by dialing (888) 353-7071 (U.S./Canada) or (724) 498-4416 (international) five to ten minutes prior to the scheduled start time. The pass code is 36145614.
A replay and transcript of the call will be available later in the day by accessing the investor relations section of the company’s website. A telephonic replay of the conference call will also be available through March 6, 2014, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (international). The pass code is 36145614.
About Great Plains Energy:
Headquartered in Kansas City, Mo., Great Plains Energy Incorporated (NYSE: GXP) is the holding company of Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company, two of the leading regulated providers of electricity in the Midwest. Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company use KCP&L as a brand name. More information about the companies is available on the Internet at: www.greatplainsenergy.com or www.kcpl.com.

Forward-Looking Statements:
Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the Companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including but not limited to cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s ability to successfully manage transmission joint venture; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and other risks and uncertainties.
This list of factors is not all-inclusive because it is not possible to predict all factors. Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s quarterly reports on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement. Great Plains Energy and KCP&L undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Great Plains Energy Contacts:
Investors: Tony Carreño, Director, Investor Relations, 816-654-1763, anthony.carreno@kcpl.com
Media: Katie McDonald, Director Corporate Communications, 816-556-2365,
katie.mcdonald@kcpl.com

Attachment A
Gross margin is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). Gross margin, as used by Great Plains Energy, is defined as operating revenues less fuel, purchased power and transmission. The company’s expense for fuel, purchased power and transmission, offset by wholesale sales margin, is subject to recovery through cost adjustment mechanisms, except for KCP&L’s Missouri retail operations. As a result, operating revenues increase or decrease in relation to a significant portion of these expenses. Management believes that gross margin provides a more meaningful basis for evaluating the Electric Utility segment’s operations across periods than operating revenues because gross margin excludes the revenue effect of fluctuations in these expenses. Gross margin is used internally to measure performance against budget and in reports for management and the Board of Directors. The company’s definition of gross margin may differ from similar terms used by other companies. A reconciliation to GAAP operating revenues is provided in the table below.

Great Plains Energy Incorporated
Reconciliation of Gross Margin to Operating Revenues
(Unaudited)

	Three Months Ended		Year to Date
	December 31		December 31
	2013	2012	2013	2012
	(millions)
Operating revenues	$538.8	$480.4	$2,446.3	$2,309.9
Fuel	(129.5)	(117.4)	(539.5)	(539.5)
Purchased power	(26.5)	(24.5)	(125.9)	(94.0)
Transmission	(15.3)	(9.5)	(53.2)	(35.4)
Gross margin	$367.5	$329.0	$1,727.7	$1,641.0